HISTORICAL ONGOING EBIT RECONCILIATION
(UNAUDITED)

Total Whirlpool	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Earnings Before Interest and Taxes	$239	$251	$310	$249	$1,049	$253	$327	$344	$351	$1,275	$250	$315	$308	$323	$1,196
Benefit Plan Curtailment Gain	—	—	—	—	—	—	—	—	—	—	(47)	—	(16)	—	(62)
Restructuring Expense	46	59	45	125	275	47	40	29	57	173	33	58	54	56	201
Out-of-period adjustment	—	40	—	—	40	—	—	—	—	—	—	—	—	—	—
Combined Acquisition Related Transition Costs & Inventory Purchase Price Allocation	—	—	—	—	—	5	33	14	34	86	21	22	9	12	64
Pension Settlement Charge	—	—	—	—	—	—	—	—	—	—	12	3	—	—	15
Gain/Expenses Related to a Business Investment	—	—	—	—	—	—	—	—	—	—	—	(65)	1	18	(46)
Legacy Product Warranty and Liability Expenses	—	—	—	—	—	4	1	1	(29)	(23)	—	—	42	—	42
Antitrust and Dispute Resolutions	—	—	—	—	—	—	—	—	—	—	10	3	—	22	35
Ongoing Earnings Before Interest and Taxes	$285	$350	$355	$374	$1,364	$309	$401	$388	$413	$1,511	$279	$336	$398	$431	$1,445

North America	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Earnings Before Interest and Taxes	$275	$336	$336	$335	$1,282	$236	$318	$331	$339	$1,224	$261	$265	$336	$307	$1,169
Benefit Plan Curtailment Gain	—	—	—	—	—	—	—	—	—	—	(47)	—	(16)	—	(62)
Legacy Product Warranty and Liability Expenses	—	—	—	—	—	3	—	—	—	3	—	—	3	—	3
Antitrust and Dispute Resolutions	—	—	—	—	—	—	—	—	—	—	—	—	—	21	21
Gain/Expenses Related to a Business Investment	—	—	—	—	—	—	—	—	—	—	—	—	—	16	16
Pension Settlement Charge	—	—	—	—	—	—	—	—	—	—	—	3	—	—	3
Ongoing Earnings Before Interest and Taxes	$275	$336	$336	$335	$1,282	$239	$318	$331	$339	$1,227	$214	$268	$323	$344	$1,150

Latin America	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Earnings Before Interest and Taxes	$66	$57	$55	$70	$248	$40	$50	$43	$59	$192	$48	$106	$35	$40	$229
Antitrust and Dispute Resolutions	—	—	—	—	—	—	—	—	—	—	10	3	—	1	14
Gain/Expenses Related to a Business Investment	—	—	—	—	—	—	—	—	—	—	—	(65)	1	1	(63)
Ongoing Earnings Before Interest and Taxes	$66	$57	$55	$70	$248	$40	$50	$43	$59	$192	$58	$44	$36	$42	$180

HISTORICAL ONGOING EBIT RECONCILIATION
(UNAUDITED)

Europe, Middle East and Africa	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Earnings Before Interest and Taxes	$(23)	$(2)	$(2)	$8	$(19)	$46	$36	$30	$38	$150	$(5)	$48	$20	$78	$141
Legacy Product Warranty and Liability Expenses	—	—	—	—	—	1	1	1	(29)	(26)	—	—	39	—	39
Combined Acquisition Related Transition Cost & Inventory Purchase Price Allocation	—	—	—	—	—	2	15	8	29	54	6	5	—	—	11
Pension Settlement Charge	—	—	—	—	—	—	—	—	—	—	12	—	—	—	12
Ongoing Earnings Before Interest and Taxes	$(23)	$(2)	$(2)	$8	$(19)	$49	$52	$39	$38	$178	$13	$53	$59	$78	$203

Asia	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Earnings Before Interest and Taxes	$24	$(30)	$9	$12	$15	$24	$19	$19	$31	$93	$26	$30	$28	$12	$96
Out-of-period adjustment	—	40	—	—	40	—	—	—	—	—	—	—	—	—	—
Combined Acquisition Related Transition Cost & Inventory Purchase Price Allocation	—	—	—	—	—	2	16	2	1	21	6	5	3	6	20
Ongoing Earnings Before Interest and Taxes	$24	$10	$9	$12	$55	$26	$35	$21	$32	$114	$32	$35	$31	$18	$116

Other/Elimination	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Earnings Before Interest and Taxes	$(103)	$(110)	$(88)	$(176)	$(477)	$(93)	$(96)	$(79)	$(116)	$(384)	$(80)	$(134)	$(111)	$(114)	$(439)
Restructuring Expense	46	59	45	125	275	47	40	29	57	173	33	58	54	56	201
Combined Acquisition Related Transition Cost & Inventory Purchase Price Allocation	—	—	—	—	—	1	2	4	4	11	9	12	6	6	33
Ongoing Earnings Before Interest and Taxes	$(57)	$(51)	$(43)	$(51)	$(202)	$(45)	$(54)	$(46)	$(55)	$(200)	$(38)	$(64)	$(51)	$(52)	$(205)